UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 9, 2009

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

     Attached and being furnished as Exhibit 99.1 is a copy of a press release of The Talbots, Inc. (“Talbots” or the “Company”) dated June 9, 2009, reporting Talbots financial results for the first quarter of fiscal year 2009.

Non-GAAP Financial Measures:

To supplement the Company’s financial results presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses, and has also included in the attached press release, certain non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures as disclosed by the Company may also be calculated differently from similar measures disclosed by other companies. To ease the use and understanding of our supplemental non-GAAP financial measures, the Company includes the most directly comparable GAAP financial measure.

In addition to actual first quarter fiscal 2008 and first quarter fiscal 2009 results from continuing operations, excluding restructuring and impairment charges, the Company provides certain second quarter fiscal 2009 outlook which excludes any potential restructuring and asset impairment charges. The Company is not able to reasonably calculate any such potential exclusions at this time.

Management uses these financial measures, together with GAAP results, in preparing certain internal budgets and operating plans, evaluating actual performance, assessing historical performance over reporting periods, assessing management performance, and assessing operating performance against other companies. This information may also aid investors in further understanding and evaluating the Company’s period to period operating performance and financial results. Material limitations of these financial measures are: (i) such measures do not reflect actual GAAP amounts, (ii) charges related to restructuring include in part actual cash outlays and are not solely non-cash accounting charges, and (iii) impairment charges reflect an actual decrease in the carrying value of one or more assets based on current estimates of the fair value of those assets and may be material items to an investor’s understanding of the Company’s financial position. Management compensates for these limitations by clarifying that these measures are only one operating metric used for internal financial analysis and planning purposes and should not be considered in isolation, and by providing the directly comparable GAAP financial measure.

Item 2.05  Costs Associated With Exit or Disposal Activities.

On June 9, 2009, the Company announced key components of an additional expense reduction program.  On June 8, 2009, management of the Company committed to a staff reduction initiative which will result in the elimination of approximately 325 corporate level positions across all locations including current open positions not to be filled, which represents approximately 20% of the Company’s corporate headcount. Substantially all affected employees were notified on or immediately prior to June 9, 2009.  The Company has recorded a total pre-tax net cash charge of approximately $5.4 million attributable to this staff reduction initiative in the first quarter of fiscal 2009 related to severance and related severance benefits.

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure.

On June 9, 2009, the Company issued a press release announcing, among other things, the actions described in Item 2.05 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press Release of The Talbots, Inc., dated June 9, 2009.*

* Pursuant to Item 2.02 and Item 7.01 of Form 8-K, Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: June 9, 2009	By:	/s/ Carol Stone
	Name:	Carol Stone
	Title:	Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The Talbots, Inc., dated June 9, 2009.